Exhibit 12.1



GOLDEN STAR RESOURCES LTD.
Ratio of Earnings to Fixed Charges
Canadian Generally Accepted Accounting Principles
(in thousands of United States Dollars)

                                                                                              For the Period
                           Six Months                                                           From May 16,
                             Ended                                                                1992 to
                            June 30,               Twelve Months Ended December 31,             December 31,
                              1997          1996          1995          1994          1993          1992
                            --------      --------      --------      --------      --------      --------
EARNINGS
Pre-tax Income (Loss) -
Canadian GAAP               ($ 9,306)     ($ 7,780)     ($12,181)     ($ 8,785)     ($ 1,650)     ($14,170)
Fixed Changes               $     33      $    204      $     21      $      8      $     38      $     78
Less adjustments:
   Minority interest in
   the losses of
   subsidiaries             ($ 1,296)     ($ 7,607)     ($ 4,916)     ($     7)     $      0      $      0
                            --------      --------      --------      --------      --------      --------
Adjusted Income (Loss)      ($10,569)     ($15,183)     ($17,076)     ($ 8,784)     ($ 1,612)     ($14,092)
                            ========      --------      --------      --------      --------      --------
FIXED CHARGES
   Interest portion of
   rental expense (b)       $     12      $     15      $     13      $      8      $      7      $      2
   interest expense         $     21      $    189      $      8      $      0      $     31      $     76
                            --------      --------      --------      --------      --------      --------
Total Fixed Charges         $     33      $    204      $     21      $      8      $     38      $     78
                            ========      ========      ========      ========      ========      ========
Ratio of earnings to
fixed charges (a)             (320.3)        (74.4)       (813.1)     (1,098.0)        (42.4)       (180.7)
Calculated Deficiency       ($    33)     ($   204)     ($    21)     ($     8)     ($    38)     ($    78)


(a) Earnings for the six months ended June 30, 1997 for the twelve months ended December 31, 1996, 1995, 1994 and 1993 and for the period from May 16, 1992 to December 31, 1992 were inadequate to cover fixed charges.

(b) Represents the portion of rental expense which management believes is a reasonable approximation of an interest factor.

GOLDEN STAR RESOURCES LTD.
Ratio of Earnings to Fixed Charges
United States Generally Accepted Accounting Principles
(in thousands of United States Dollars)

                                                                                               For the Period
                           Six Months                                                           From May 16,
                             Ended                                                                1992 to
                            June 30,               Twelve Months Ended December 31,             December 31,
                              1997          1996          1995          1994          1993          1992
                            --------      --------      --------      --------      --------      --------
EARNINGS
Pre-tax income (Loss) -
U.S. GAAP                   ($15,863)     ($25,277)     ($28,330)     ($16,081)     ($ 8,435)     ($13,299)
Fixed Charges               $     33      $    204      $     21      $      8      $     38      $     78
Less adjustments:
   Minority interest in
   the losses of
   subsidiaries             ($ 2,274)     ($ 8,704)     ($ 4,660)     ($ 1,498)     $      0      $      0
                            --------      --------      --------      --------      --------      --------
Adjusted Income (Loss)      ($18,104)     ($33,777)     ($32,969)     ($17,571)     ($ 8,397)     ($13,221)
                            --------      --------      --------      --------      --------      --------
FIXED CHARGES
   Interest portion of
   rental expense (b)       $     12      $     15      $     13      $      8      $      7      $      2
   interest expense         $     21      $    189      $      8      $      0      $     31      $     76
                            --------      --------      --------      --------      --------      --------
Total Fixed Changes         $     33      $    204      $     21      $      8      $     38      $     78
                            ========      ========      --------      --------      --------      --------
Ratio of earnings to
fixed charges (a)             (548.6)       (165.6)     (1,570.0)     (2,196.4)       (221.0)       (169.5)
Calculated Deficiency       ($    33)     ($   204)     ($    21)     ($     8)     ($    38)     ($    78)


(a) Earnings for the six months ended June 30, 1997, for the twelve months ended December 31, 1996, 1995, 1994 and 1993 and for the period from May 16, 1992 to December 31, 1992 were inadequate to cover fixed charges.

(b) Represents the portion of rental expense which management believes is a reasonable approximation of an interest factor.